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U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: November 26, 2001

Commission file number 0-21423

CHICAGO PIZZA & BREWERY, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	33-0485615 (I.R.S. Employer Identification Number)

16162 Beach Boulevard
Suite 100
Huntington Beach, California 92647
(Address and zip code of Registrant's principal executive offices)

(714) 848-3747
(Registrants telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

  (a)
  Previous Independent Accountants

    On November 26, 2001, Chicago Pizza & Brewery, Inc. (the "Registrant") dismissed PricewaterhouseCoopers LLP ("PwC") as its independent accountant.

    The reports of PwC on the Registrant's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    The Registrant's Audit Committee approved the decision to change accountants on November 7, 2001.

    In connection with its audits for the two most recent fiscal years and through November 26, 2001, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years.

    During the two most recent fiscal years and through November 26, 2001,there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

    The Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit 16 and is incorporated herein by reference.

  (b)
  New Independent Accountants

    At a meeting held on November 7, 2001, the Board of Directors approved the engagement of Ernst & Young, LLP ("E&Y") as its new independent accountant, for the fiscal year ending December 31, 2001 to replace PwC. During the two most recent fiscal years and through November 26, 2001, the Registrant has not consulted with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Registrant has authorized PwC to respond fully to any inquiries from E&Y relating to its engagement as Registrant's independent accountant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    None

  (c)
  Exhibits.

  16.
  Letter from PricewaterhouseCoopers, LLP regarding Change in Certifying Accountant.

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SIGNATURES

    In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHICAGO PIZZA & BREWERY, INC. (Registrant)
November 29, 2001	By:	/s/ PAUL A. MOTENKO Paul A. Motenko Chairman of the Board of Directors, Co-Chief Executive Officer, Vice President and Secretary

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INFORMATION TO BE INCLUDED IN THE REPORT
  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES